EXHIBIT 3.1

                          CERTIFICATE OF INCORPORATION

                                       OF

                        AMERICAN CORPORATE RECEIPTS, INC.

TO:   The Secretary of State
         State of New Jersey

     THE UNDERSIGNED, of the age of eighteen or over, for the purpose of forming a corporation under the New Jersey Business Corporation Act, title 14A, Corporations, General, of the New Jersey Statutes, does hereby execute the following Certificate of Incorporation:

                                    ARTICLE I
                                 CORPORATE NAME

     The name of the Corporation is AMERICAN CORPORATE RECEIPTS, INC.

                                   ARTICLE II
                     REGISTERED OFFICE AND REGISTERED AGENT

     The address of the Corporation's current registered office is 45 Essex Street, Millburn, New Jersey 07041. The name of its current registered agent at that address is Susan P. Bowen.

                                   ARTICLE III
                                CORPORATE PURPOSE

     The purposes for which the Corporation is organized is to engage in any activities for which corporations may be organized under the New Jersey Business Corporation Act, title 14A, Corporations, General, of the New Jersey statutes.

                                   ARTICLE IV
                                  CAPITAL STOCK

     The Corporation is authorized to issue 1,000 shares of common stock at no par value.
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                                    ARTICLE V
                   BOARD OF DIRECTORS AND NUMBER OF DIRECTORS

     The number of directors shall be governed by the By-Laws of the Corporation. The number of directors constituting the initial Board of Directors shall be one. The name and address of the initial Board of Directors is as follows:

         NAME                     ADDRESS

         John C. Sabo             c/o Rickel Securities, Inc.
                                  45 Essex Street
                                  Millburn, New Jersey 07041

                                   ARTICLE VI
                             LIMITATION OF LIABILITY

     Subject to the following, a director or officer shall not be personally liable to the Corporation or its shareholders for any breach of any duty owed to the Corporation or its shareholders. The preceding sentence shall not relieve a director or officer from liability for any breach of duty based upon an act or omission (i) in breach of such person's duty of loyalty to the Corporation or its shareholders, (ii) not in good faith or involving a knowing violation of law or (iii) resulting in receipt by such person of an improper personal benefit. If the New Jersey Business Corporation Act is amended to authorize a corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer or both of the Corporation shall be eliminated or limited to the fullest extent permitted by the New Jersey Business Corporation Act as so amended. No amendment to or repeal of this Certificate of Incorporation shall apply to or have any adverse effect on the liability or alleged liability of any director or officer for or with respect to any acts or omissions of such director or officer occurring prior to such amendment or repeal.

                                   ARTICLE VII
                       INDEMNIFICATION OF CORPORATE AGENTS

     Every Corporate Agent of the Corporation who was or is made a party or is threatened to be made a party to or is involved in any proceeding by reason of his or her service as a Corporate Agent, whether or not the basis of such proceeding is an alleged action in an official capacity as a director, officer, employee or agent or in any other capacity (including service with respect to an employee benefit plan), shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the New Jersey Business Corporation Act, as the same exists today or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than the New Jersey Business Corporation Act permitted the Corporation to provide prior to such amendment), against all Expenses and Liabilities (including without limitation ERISA excise taxes or penalties). The rights provided herein are intended to extend to all Proceedings (including,


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

without limitation, Proceedings by or in the right of the Corporation), and the indemnification against Expenses and Liabilities in connection with Proceedings by or in the right of the Corporation is specifically provided for to the fullest extent permitted by law. The rights to indemnification provided hereunder shall also include the right to advancement of expenses to the fullest extent permitted by law. The rights provided hereunder shall not exclude any other rights to which a Corporate Agent may be entitled under the By-Laws of the Corporation or under any agreement, vote of shareholders or otherwise.

     All terms not defined hereby are used in accordance with the definitions contained in the New Jersey Business Corporation Act at N.J.S.A. ss.14A:3-5(1).

                                  ARTICLE VIII
                        NAME AND ADDRESS OF INCORPORATOR

     The name and address of the incorporator shall be David F. Broderick, Esq., c/o McCarter & English, Four Gateway Center, 100 Mulberry Street, Twelfth Floor, Newark, New Jersey 07101-0652.

                                   ARTICLE IX
                              DATE OF INCORPORATION

     The effective date of this Certificate of Incorporation is the date of its filing with the Secretary of State.

     IN WITNESS WHEREOF, the undersigned, the incorporator of the above named Corporation, has hereunto signed this Certificate of Incorporation on the 27th day of October, 1997.


                                          /S/      DAVID F. BRODERICK
                                          --------------------------------------
                                                   DAVID F. BRODERICK, ESQ.


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                            CERTIFICATE OF AMENDMENT
                                     TO THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                        AMERICAN CORPORATE RECEIPTS INC.

        Pursuant to the provisions of Section 14A:9-2(1) and Section 14A:9-4(1) of the New Jersey Business Corporation Act, the undersigned incorporator executes this Certificate of Amendment to the Certificate of Incorporation of American Corporate Receipts Inc.:

1. The name of the corporation is "AMERICAN CORPORATE RECEIPTS, INC." (the "Corporation").

2. The Corporation's Certificate of Incorporation is amended in the following manner: Article III of the Corporation's Certificate of Incorporation is deleted and replaced with the following new Article III:

                                   ARTICLE III
                                CORPORATE PURPOSE

                The purpose of the Corporation is to engage solely in the following activities: (a) acting as settlor or depositor of trusts formed to issue participation certificates or receipts representing beneficial ownership interests in bonds held by such trusts; and (b) engaging in any activity and exercising any powers permitted to corporations under the laws of the State of New Jersey that are incident to the foregoing and necessary or convenient to accomplish the foregoing.

        3. The amendment to the Corporation's Certificate of Incorporation set forth in this Certificate of Amendment is hereby made by the Corporation's sole incorporator before the organizational meeting of the Directors of the Corporation.

        IN WITNESS WHEREOF, the undersigned Incorporator has executed this certificate this 31st day of December, 1997.


                                            /S/ DAVID F. BRODERICK
                                            ----------------------
                                                David F. Broderick,
                                                Incorporator